EXHIBIT 2


                            AGREEMENT FOR MERGER




                       DATED AS OF NOVEMBER 13, 1996

                                BY AND AMONG

                         TOUCH TONE AMERICA, INC.,

                          TOUCH TONE/ARCADA, INC.

                                    AND

                        ARCADA COMMUNICATIONS, INC.





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                             TABLE OF CONTENTS

AGREEMENT FOR MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1. MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     2. EFFECTIVE TIME; CLOSING. . . . . . . . . . . . . . . . . . . . . . . 3

     3. REPRESENTATIONS AND WARRANTIES OF NEWCO. . . . . . . . . . . . . . . 3
          3.1 Corporate Organization . . . . . . . . . . . . . . . . . . . . 3
          3.2 Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          3.3 No Violations. . . . . . . . . . . . . . . . . . . . . . . . . 4
          3.4 Consents and Approvals . . . . . . . . . . . . . . . . . . . . 4
          3.5 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 4

     4. REPRESENTATIONS AND WARRANTIES OF TTA. . . . . . . . . . . . . . . . 4
          4.1 Organization, Power, Good Standing, Etc. . . . . . . . . . . . 5
          4.2 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 6
          4.3 Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          4.4 Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          4.5 No Violation . . . . . . . . . . . . . . . . . . . . . . . . . 7
          4.6 Consents and Approvals . . . . . . . . . . . . . . . . . . . . 8
          4.7 Financial Statements . . . . . . . . . . . . . . . . . . . . . 8
          4.8 Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          4.9 Absence of Certain Changes or Events . . . . . . . . . . . . . 8
          4.10 Litigation, Etc.. . . . . . . . . . . . . . . . . . . . . . . 9
          4.11 Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . 9
          4.12 Employees; Employee Benefit Plans . . . . . . . . . . . . . .10
          4.13 TTA Information . . . . . . . . . . . . . . . . . . . . . . .12
          4.14 Compliance With Applicable Law. . . . . . . . . . . . . . . .12
          4.15 Contracts and Agreements. . . . . . . . . . . . . . . . . . .13
          4.16 Affiliate Transactions. . . . . . . . . . . . . . . . . . . .13
          4.17 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .14
          4.18 Title to Property . . . . . . . . . . . . . . . . . . . . . .14
          4.19 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .15
          4.20 Powers of Attorney. . . . . . . . . . . . . . . . . . . . . .16
          4.21 Sufficient Resources. . . . . . . . . . . . . . . . . . . . .16
          4.22 SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . .16
          4.23 Bank Accounts, Etc. . . . . . . . . . . . . . . . . . . . . .16

     5. REPRESENTATIONS OF ARCADA. . . . . . . . . . . . . . . . . . . . . .17
          5.1 Organization, Power, Good Standing, Etc. . . . . . . . . . . .17
          5.2 Capitalization . . . . . . . . . . . . . . . . . . . . . . . .18
          5.3 Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
          5.4 Authority. . . . . . . . . . . . . . . . . . . . . . . . . . .18
          5.5 No Violation . . . . . . . . . . . . . . . . . . . . . . . . .19
          5.6 Consents and Approvals . . . . . . . . . . . . . . . . . . . .19
          5.7 Financial Statements . . . . . . . . . . . . . . . . . . . . .19
          5.8 Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . .20
          5.9 Absence of Certain Changes or Events . . . . . . . . . . . . .20
          5.10 Litigation, Etc.. . . . . . . . . . . . . . . . . . . . . . .20
          5.11 Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . .20
          5.12 Employees; Employee Benefit Plans . . . . . . . . . . . . . .21

                                      i

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          5.13 Arcada Information. . . . . . . . . . . . . . . . . . . . . .24
          5.14 Compliance With Applicable Law. . . . . . . . . . . . . . . .24
          5.15 Contracts and Agreements. . . . . . . . . . . . . . . . . . .24
          5.16 Affiliate Transactions. . . . . . . . . . . . . . . . . . . .24
          5.17 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .25
          5.18 Title to Property . . . . . . . . . . . . . . . . . . . . . .25
          5.19 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .27
          5.20 Powers of Attorney. . . . . . . . . . . . . . . . . . . . . .27
          5.21 Bank Accounts, Etc. . . . . . . . . . . . . . . . . . . . . .27

     6. COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . .27
          6.1 Redemption of Redeemable Warrants. . . . . . . . . . . . . . .27
          6.2 Reincorporation in Washington State. . . . . . . . . . . . . .27
          6.3 Conduct of the Business of TTA . . . . . . . . . . . . . . . .28
          6.4 No Solicitation. . . . . . . . . . . . . . . . . . . . . . . .29
          6.5 Current Information. . . . . . . . . . . . . . . . . . . . . .30
          6.6 Access to Properties and Records Confidentiality . . . . . . .30
          6.7 Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
          6.8 Regulatory Matters . . . . . . . . . . . . . . . . . . . . . .31
          6.9 Approval of TTA Stockholders . . . . . . . . . . . . . . . . .32
          6.10 Approval of Arcada Stockholders . . . . . . . . . . . . . . .32
          6.11 Further Assurances. . . . . . . . . . . . . . . . . . . . . .33
          6.12 Public Announcements. . . . . . . . . . . . . . . . . . . . .33
          6.13 Assignment of Contract Rights . . . . . . . . . . . . . . . .33
          6.14 Employees . . . . . . . . . . . . . . . . . . . . . . . . . .33
          6.15 Indemnification of Arcada Directors and Officers. . . . . . .33
          6.16 Current Public Information. . . . . . . . . . . . . . . . . .34
          6.17 Resolution of Certain Matters . . . . . . . . . . . . . . . .34
          6.18 Purchase Accounting . . . . . . . . . . . . . . . . . . . . .34

     7. CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . .35
          7.1 Conditions to Each Party's Obligations
                Under This Agreement . . . . . . . . . . . . . . . . . . . .35
          7.2 Conditions to the Obligations of TTA
                Under This Agreement . . . . . . . . . . . . . . . . . . . .35
          7.3 Conditions to the Obligations of Arcada
                Under This Agreement . . . . . . . . . . . . . . . . . . . .36

     8. TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . .37
          8.1 Termination. . . . . . . . . . . . . . . . . . . . . . . . . .37
          8.2 Break-up Fee . . . . . . . . . . . . . . . . . . . . . . . . .38
          8.3 Effect of Termination. . . . . . . . . . . . . . . . . . . . .39
          8.4 Amendment, Extension and Waiver. . . . . . . . . . . . . . . .40

     9. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
          9.1 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .40
          9.2 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .40
          9.3 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
          9.4 Parties in Interest. . . . . . . . . . . . . . . . . . . . . .41
          9.5 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .41
          9.6 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .41
          9.7 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .41
          9.8 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .43


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                            AGREEMENT FOR MERGER


     This Agreement for Merger ("Agreement") is made and entered into as of November 13, 1996 by and among Touch Tone America, Inc., a California corporation ("TTA"), Touch Tone/Arcada, Inc., a Washington corporation and wholly-owned subsidiary of TTA ("Newco"), and Arcada Communications, Inc., a Washington corporation ("Arcada").

     Newco is a wholly owned subsidiary of TTA. The parties desire that TTA and Newco enter into a transaction with Arcada which will result in a merger (the "Merger") of Arcada with and into Newco, which shall be the surviving institution.

     The shareholders of Arcada are also all of the shareholders of each of Stellar Telecommunications Services, Inc., a Washington corporation ("Stellar") and LeBanco, Ltd., an Oregon corporation ("LeBanco"). Prior to the consummation of the transactions contemplated hereby, each of Stellar and LeBanco shall be merged into Arcada. For all purposes of this Agreement references to Arcada shall be deemed references to all three entities.

     Therefore, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

     1. MERGER. Subject to the terms and conditions of this Agreement, the Merger is to be accomplished in the manner described herein.

          (a) MERGER OF ARCADA AND NEWCO. At the Effective Time (as defined in Section 2), Arcada shall be merged with and into Newco, with Newco being the surviving institution, in accordance with the Plan of Merger by and among TTA, Newco and Arcada substantially in the form attached hereto as Exhibit A (the "Plan of Merger"). The Plan of Merger provides for the terms of the Merger and the manner of carrying it into effect. The terms and conditions of the Plan of Merger are incorporated herein and made a part hereof.

          (b) CONVERSION OF ARCADA COMMON STOCK. Subject to the provisions below and in the Plan of Merger, at the Effective Time, all of the outstanding shares of common stock, no par value per share, of Arcada ("Arcada Common Stock") shall be converted into the right to receive shares of common stock, no par value per share, of TTA ("TTA Common Stock"), as described below and in the Plan of Merger.

               (i) Subject to the provisions below and the provisions of the Plan of Merger, each outstanding share of Arcada Common Stock will at the Effective Time be converted into the right to receive 250 newly issued shares of TTA Common Stock and a one-year, eight percent (8%) promissory note of TTA in the original principal amount of $30.00, (collectively, the Merger Consideration), subject to the conditions set forth in this Agreement and in the Plan of Merger. No fractional shares of TTA Common Stock shall be issued. In lieu of any fractional shares, any holder of Arcada Common Stock who would otherwise be entitled to a fractional share of TTA Common Stock will, upon surrender of his certificate or certificates representing Arcada Common Stock outstanding immediately prior to the Effective Time, be

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paid the cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the Average Price (as hereinafter defined). For the purposes of determining any such fractional share interests, all shares of Arcada Common Stock owned by an Arcada stockholder shall be combined so as to calculate the maximum number of whole shares of TTA Common Stock issuable to such Arcada stockholder.

               (ii) If between the date of this Agreement and the third Nasdaq Stock Market trading day prior to the Effective Time, the shares of TTA Common Stock shall be changed into a different number of shares by reason of any recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of TTA Common Stock issued in exchange for each share of Arcada Common Stock specified in Section l(b)(i) shall be adjusted accordingly.

          (c) STOCKHOLDERS' MEETINGS. (i) TTA shall, as soon as practicable, hold a meeting of its stockholders (the "TTA Stockholders' Meeting") to submit for stockholder approval (the "TTA Stockholder Approval") (a) this Agreement, (b) the Plan of Merger and (c) the reincorporation of TTA in the State of Washington and (ii) Arcada shall, as soon as practicable, hold a meeting of its stockholders (the "Arcada Stockholders' Meeting") to submit for stockholder approval (the "Arcada Stockholder Approval") (a) this Agreement and (b) the Plan of Merger.

          (d)  PROXY STATEMENT/PROSPECTUS.

               (i) The parties hereto will cooperate in the preparation of an appropriate proxy statement/prospectus satisfying all applicable requirements of federal and state law (such proxy statement/prospectus in the form mailed to TTA and Arcada stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement/Prospectus").

               (ii) Arcada will furnish such information concerning itself as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Arcada, to comply with Section l(e)(i). Arcada agrees promptly to advise TTA if at any time prior to the TTA and Arcada Stockholders' Meetings any information provided by Arcada for inclusion in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. Arcada will continue to furnish TTA with such supplemental information as may be necessary in order to cause such Proxy Statement/Prospectus, insofar as it relates to Arcada, to comply with Section l(e)(i) after the mailing thereof to TTA and Arcada stockholders.

               (iii) TTA will furnish such information concerning itself as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to TTA, to comply with Section l(e)(i). TTA agrees promptly to advise Arcada if at any time prior to the TTA and Arcada Stockholders' Meetings any information provided by TTA for inclusion in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. TTA will continue to furnish Arcada with such supplemental information as may be necessary in order to cause such Proxy

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Statement/Prospectus, insofar as it relates to TTA, to comply with Section
l(e)(i) after the mailing thereof to TTA and Arcada stockholders.

               (iv) TTA will prepare and file with the SEC a registration statement on Form S-4 (together with amendments thereto, the "Registration Statement") containing the Proxy Statement/Prospectus in connection with the registration under the 1933 Act, and the rules and regulations promulgated thereunder (the "1933 Act") of the TTA Common Stock to be issued in connection with the Merger, will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, will use all reasonable efforts to have or cause such TTA Common Stock to be listed on the Nasdaq SmallCap Market-SM, and will take any other action required to be taken under any applicable federal or state securities laws in connection with the issuance of TTA Common Stock in the Merger. TTA will advise Arcada promptly when the Proxy Statement/Prospectus has been approved for use in all necessary states.
The parties shall cooperate with each other in taking any other appropriate actions that may be necessary to cause the TTA Common Stock to be issued in connection with the Merger to be registered under the 1933 Act.

     2. EFFECTIVE TIME; CLOSING. As used herein, the term 'Effective Time' shall mean the date and time when the Merger becomes effective. As used herein, the term 'Effective Date' shall mean the day on which the Effective Time occurs. The parties intend that the Effective Time shall occur as soon as reasonably practicable following the satisfaction of the conditions set out in Section 7. l(a) and (b) below. A closing (the "Closing") shall take place prior to the Effective Time at the offices of Cairncross & Hempelmann, 701 Fifth Avenue, 70th Floor, Seattle, Washington, or at such other place as the parties hereto may mutually agree upon for the Closing to take place.

     3. REPRESENTATIONS AND WARRANTIES OF NEWCO. Each of TTA and Newco, jointly and severally, hereby represent and warrant to Arcada as follows:

          3.1 CORPORATE ORGANIZATION. Newco is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. Newco has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted. Newco is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect (as defined below) on TTA.

          3.2 AUTHORITY. Newco has requisite corporate power and authority to execute and deliver this Agreement and the Plan of Merger and, subject to applicable regulatory approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Newco. This Agreement has been duly and validly executed and delivered by Newco. Assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes the valid and binding obligation of Newco, enforceable against it in accordance with its respective terms.

                                      3

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          3.3  NO VIOLATIONS.  Neither the execution and delivery of this
Agreement or the Plan of Merger nor the consummation by Newco of the transactions contemplated hereby and thereby, nor compliance by Newco with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles or bylaws of TTA, (ii) assuming the consents and approvals referred to in Section 7.1 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Newco or any of its respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Newco under any of the terms, conditions or provisions of any note, bond, mortgage indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Newco is a party, or by which it or any of its properties or assets may be bound or affected, except with respect to (iii) above, for such violations, conflicts, breaches, defaults, termination's, accelerations and encumbrances which would not in the aggregate (a) have a Material Adverse Effect on TTA or (b) otherwise prevent or delay the consummation of the transactions contemplated hereby.

          3.4 CONSENTS AND APPROVALS. Except for consents and approvals of or filings, deliveries or registrations with the SEC or other applicable governmental authorities, no consents or approvals of or filings or registrations with any third party or public body or authority, except for consents, approvals, filings or registrations where the failure to obtain such consents or approvals or to make such filings or registrations would not prevent or delay the Merger and would not in the aggregate have a Material Adverse Effect on TTA, are necessary in connection with the execution and delivery by Newco of this Agreement and the consummation of the transactions contemplated hereby.

          3.5 CAPITALIZATION. The authorized capital stock of Newco as of the date hereof consists of 100,000 shares of common stock, no par value per share, of which 50,000 shares are duly issued and outstanding, fully paid and nonassessable. All such shares of common stock are owned by TTA. There are outstanding no options, convertible securities, warrants or other rights to purchase or acquire capital stock of Newco and there is no commitment of TTA or Newco to issue any of the same.

     4. REPRESENTATIONS AND WARRANTIES OF TTA. The 'TTA Disclosure Schedules' shall mean all of the disclosure schedules required by this Agreement, dated as of the date hereof, which have been delivered to Arcada. TTA hereby represents and warrants to Arcada as follows:


                                      4

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          4.1  ORGANIZATION, POWER, GOOD STANDING, ETC.

          (a) TTA is a corporation duly organized, validly existing and in good standing under the laws of the State of California. TTA has all the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted. TTA is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect on TTA. TTA owns all of the outstanding capital stock of Newco. TTA has heretofore delivered or made available to Arcada true and correct copies of its Articles of Incorporation (the "Articles") and its bylaws as in effect on the date hereof. As used in this Agreement, the term 'Material Adverse Effect' with respect to a party shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

          (b) Except for Newco and GetNet International, Inc. ("GetNet"), there is no firm, corporation, partnership, joint venture or similar organization which is consolidated with TTA for financial reporting purposes or any corporation a majority of the outstanding capital stock of which is owned by TTA. All of the issued and outstanding capital stock of GetNet is owned by TTA. GetNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona GetNet has all requisite corporate power and authority to carry on its business as currently conducted. GetNet is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would have a Material Adverse Effect on TTA. Disclosure Schedule 4.l(b) correctly sets forth a list of each firm, corporation, partnership, joint venture or similar organization in which TTA has a direct or indirect controlling, or 10 percent or greater, equity interest.

          (c) The minute books of TTA and its subsidiaries contain materially complete and accurate records of all meetings held and other corporate action taken, since its date of organization, by such entities stockholders and Board of Directors.

          (d)  Except for Newco and GetNet or as set forth on Disclosure
Schedule 4.1(d), TTA does not own (beneficially or otherwise) any capital stock or other equity interest in any corporation or other entity.

          (e) TTA has previously delivered or made available for inspection by, Arcada, true and complete copies of all agreements to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of their respective assets may be bound, (i) which relate to any ownership interest by TTA or any of its subsidiaries of an equity interest in any partnership, joint venture, or similar enterprise or
(ii) pursuant to which TTA or any of its subsidiaries may be required to transfer funds in respect of an equity interest to, make an investment in, or guarantee or assume any debt, dividend or other obligation of, any person or entity, partnership, joint venture or similar enterprise.

          4.2  CAPITALIZATION.

          (a) The authorized capital stock of TTA consists of (a) 100,000,000 shares of common stock, of which 3,318,300 shares are issued and outstanding, and of which (i) 1,725,000 shares are reserved for issuance pursuant to redeemable common stock purchase warrants issued by TTA in May 1996 pursuant to a Warrant Agreement dated May 31, 1996 between TTA and American Securities Transfer, Inc. (the "Warrant Agreement"), (ii) 1,668,400 shares are reserved for issuance pursuant to warrants, rights and options heretofore granted by TTA, and (iii) 200,000 shares are reserved for issuance by the board of directors and/or management of TTA and (b) 10,000,000 shares of preferred stock of which 9,850,000 shares are unclassified and 150,000 shares are designated as Series A Convertible Preferred Stock. No shares of preferred stock are outstanding.

          (b) Except as disclosed on Disclosure Schedule 4.2(b), TTA has not in the past two years repurchased or retired any shares of its capital stock.

          (c) All of the issued and outstanding shares of TTA Common Stock have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

          (d) Disclosure Schedule 4.2 sets forth a list of all individuals who hold stock options, the number of shares for which options have been granted to such individuals and the exercise price for each option. Except as set forth in Disclosure Schedule 4.2, TTA is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, or issuance of any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of its capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings to which TTA is a party with respect to voting any such shares.

          (e) Except as set forth in Section 4.2(a) above, there are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, or issuance of any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of its capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings to which TTA is a party with respect to voting any such shares.

          (f) The authorized capital stock of GetNet as of the date hereof consists of 10,000,000 shares of common stock, no par value per share, of which 5,566,400 shares are duly issued and outstanding, fully paid and nonassessable. All such shares of common stock are owned by TTA. There are outstanding no options, convertible securities, warrants or other rights to purchase or acquire capital stock of GetNet and there is no commitment of TTA or GetNet to issue any of the same.

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

          (g) The common stock of TTA to be issued in the Merger will have been duly authorized and, when issued in accordance with the Plan of Merger, (i) will be validly authorized and issued and fully paid and nonassessable and no stockholder of TTA will have any preemptive rights thereto and (ii) will be registered under the Securities Act of 1933 ,as amended, and the rules and regulations promulgated thereunder (the "1933 Act") and listed for trading on a national securities exchange of the Nasdaq Stock Market.

          4.3  REPORTS.

          (a) TTA has previously delivered or made available to Arcada an accurate and complete copy of each (a) report delivered by TTA to its stockholders since its inception and (b) other communications (other than general advertising materials) mailed by TTA to its stockholders since its inception and no such report or communication, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.4 AUTHORITY. TTA has requisite corporate power and authority to execute and deliver this Agreement and the Plan of Merger and, subject to the TTA Stockholder Approval and applicable regulatory approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of TTA. This Agreement has been duly and validly executed and delivered by TTA. Assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes the valid and binding obligation of TTA, enforceable against it in accordance with its respective terms.

          4.5 NO VIOLATION. Neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation by TTA of the transactions contemplated hereby and thereby, nor compliance by TTA with any of the terms or provisions hereof or thereof, including, without limitation, TTA's reincorporation in the state of Washington will (i) assuming TTA Stockholder Approval, violate any provision of the Articles or bylaws of TTA, (ii) assuming the consents and approvals referred to in
Section 7.1 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TTA or any of its subsidiaries or any of their respective properties or assets, or (iii) except as set forth on Disclosure Schedule 4.5, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of TTA or any of its subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage indenture, deed of trust, license, lease, agreement or other instrument or obligation to which TTA or any of its subsidiaries is a party, or by which it or any of TTA's or its subsidiaries' respective properties or assets may be bound or affected, except with respect to (iii) above, for such violations, conflicts, breaches, defaults, termination's, accelerations and encumbrances which would not in the aggregate have a Material Adverse Effect on TTA.

          4.6 CONSENTS AND APPROVALS. Except for (i) consents and approvals of or filings, deliveries or registrations with the SEC or other applicable governmental authorities, (ii) the approval of the stockholders of TTA and (iii) the consents, approvals, filings or registrations set forth on Disclosure Schedule 4.7, no consents or approvals of or filings or registrations with any third party or public body or authority, except for consents, approvals, filings or registrations where the failure to obtain such consents or approvals or to make such filings or registrations would not prevent or delay the Merger and would not in the aggregate have a Material Adverse Effect on TTA, are necessary in connection with the execution and delivery by TTA of this Agreement and the consummation of the transactions contemplated hereby.

          4.7  FINANCIAL STATEMENTS.

          (a) TTA has previously delivered or made available to Arcada copies of (i) the audited consolidated financial statements and unaudited interim financial statements of TTA and any subsidiary of TTA included in TTA's annual report on Form 10-KSB for TTA's fiscal year ended May 31, 1996 (the "May 1996 Financial Statements") and TTA's quarterly report on Form 10-QSB for TTA's quarter ended August 30, 1996 (the "August 1996 Financial Statements") The TTA Financial Statements referred to herein (including the related notes) have been prepared in accordance with generally accepted accounting principals ("GAAP") consistently followed throughout the periods covered thereby, and fairly and accurately present the consolidated financial position of TTA as of the respective dates set forth therein and the results of operations for the periods included therein, except that interim unaudited financial statements are subject to normal year-end adjustments.

          (b) Each of the TTA Financial Statements referred to in Section 4.8(a) (including the related notes) has been prepared in accordance with GAAP consistently applied during the periods involved (except as indicated in the notes thereto). The books and records of TTA have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions.

          4.8 BROKERAGE. Except for potential claims by Robert C. Vaughan or James R. Meadows, Jr., there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation arising out of or due to any act of TTA in connection with the transactions contemplated by this Agreement.

          4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the date hereof, except as disclosed in Disclosure Schedule 4.9, there has not been any material adverse change in the business, operations, properties, assets or financial condition of TTA or any of its subsidiaries from that described in the TTA May 1996 Financial Statements or the TTA August 1996 Financial Statements, and, to the best of TTA's knowledge, no fact or condition existed as of the date hereof that TTA had reason to believe would cause such a material adverse change after the date hereof.

          4.10 LITIGATION, ETC. As of the date hereof, except as disclosed on Disclosure Schedule 4.10, there were no actions, suits, claims, inquiries, proceedings or, to the knowledge of TTA, investigations before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of TTA, threatened against TTA or any of its subsidiaries which would reasonably be expected to result in any liabilities, including defense costs, in excess of $5,000 in the aggregate. Except as disclosed on Disclosure Schedule 4.10, neither TTA nor any of its subsidiaries is subject to any order, judgment or decree and neither TTA nor any of its subsidiaries is in default with respect to any such order, judgment or decree.

          4.11 TAXES AND TAX RETURNS.

          (a) The amounts set up as provisions for taxes on the TTA May 1996 Financial Statements are sufficient for all material accrued and unpaid federal, state, county and local taxes, interest and penalties of TTA and each of its subsidiaries, whether or not disputed, for the period ended May 31, 1996 and for all fiscal periods prior thereto. Neither TTA nor any of its subsidiaries has entered into any agreements or understandings with the Internal Revenue Service or other applicable taxing authorities to extend or waive any statute of limitations or time for assessment. Complete and correct copies of the income tax returns of TTA and its subsidiaries for the three fiscal years ending May 31, 1996, as filed with the Internal Revenue Service and all state, county and local taxing authorities, together with all related correspondence and notices, have previously been or will be delivered and made available to Arcada when filed in November 1996.

          (b) Except as set forth on Schedule 4.11(b), TTA and each of its subsidiaries has timely and correctly filed all federal, state, county and local tax and other returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns), except to the extent that the failure to timely or correctly file such Returns does not result in aggregate penalties or assessments of more than $25,000, and has paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever shown by such Returns to be owed, or which are otherwise due and payable (hereinafter called "Taxes"), and to the extent any material liabilities for Taxes have not been fully discharged, full and complete reserves have been established on the TTA May 1996 Financial Statements. Neither TTA nor any of its subsidiaries is in default in the payment of any Taxes due or payable or any assessments received in respect thereof except for Taxes which are being contested in good faith. No additional assessments of Taxes are known to TTA to be proposed, pending or threatened, other than Taxes for periods for which returns are not yet filed.

          (c) Neither TTA nor any of its subsidiaries has filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended.

          4.12 EMPLOYEES; EMPLOYEE BENEFIT PLANS.

          (a) Except as set forth on Disclosure Schedule 4.12(a), as of the date hereof, neither TTA nor any of its subsidiaries is a party to or bound by any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any officers, employees or consultants and except as provided herein, and under those Benefit Plans (as defined below) set forth on Disclosure Schedule 4.12(a), consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from TTA or any of its subsidiaries to any officer or employee thereof. TTA has previously delivered or made available to Arcada true and complete copies of all employment, consulting and deferred compensation agreements that are in writing, to which TTA or any of its subsidiaries is a party.

          (b) Except as set forth on Disclosure Schedule 4.12(b), as of the date hereof, no officer or employee of TTA or any of its subsidiaries is receiving aggregate remuneration bonus, salary and commissions) at a rate which, if annualized, would exceed $40,000 in 1996.

          (c) Except as disclosed on Disclosure Schedule 4.12(c), as of the date hereof, there are not, and have not been at any time in the past three years, any actions, suits, claims or proceedings before any court (which have been served on TTA or any of its subsidiaries), commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the best of TTA's knowledge, threatened by any employees, former employees or other persons relating to the employment practices or activities of TTA or its subsidiaries (except for threatened actions which have subsequently been resolved). Neither TTA nor any of its subsidiaries is a party to any collective bargaining agreement, and no union organization efforts are pending or, to the best of TTA's knowledge, threatened nor have any occurred during the last three years.

          (d) TTA has made available to Arcada true and complete copies of all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials.

          (e) With respect to all employee benefit plans, TTA represents and warrants as follows:

               (i) All employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension, bonus, deferred compensation, stock bonus, stock purchase, post-retirement medical, hospitalization, health and other employee benefit plan, program or arrangement, whether formal or informal, under which TTA or any of its subsidiaries has any obligation or liability, or under which any employee or former employee has any rights to benefits or any 'cafeteria plans,' as described in Section 125 of the Internal Revenue Code of 1986, as amended (the "Code") (together, the "Benefit Plans") are set forth on Disclosure Schedule 4.12(e)(i). Except as set forth on Disclosure Schedule 4.12(e)(i), none of the Benefit Plans is subject to Title IV of ERISA, is a 'multiemployer plan,' as such term is defined in Section 3(37) and 4001(a)(3) of

ERISA and Section 414(f) of the Code, or is subject to the funding requirements of Section 412 of the Code or Title I, Subtitle B, Part 3 of ERISA.

               (ii) In all material respects, except as discussed on Disclosure Schedule 4.12(e)(ii), the terms of the Benefit Plans are, and the Benefit Plans have been administered, in accordance with the requirements of ERISA, the Code, applicable law and the respective plan documents. Except as disclosed on Disclosure Schedule 4.12(e)(ii), none of the Benefit Plans is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor or any other federal or state governmental agency. Except as disclosed on Disclosure
Schedule 4.12(e)(ii), all material reports and information required to be filed with, or provided to, the United States Department of Labor, Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC") and plan participants and beneficiaries with respect to each Benefit Plan have been timely filed or provided. With respect to each Benefit Plan for which an annual report has been filed, no material change has occurred with respect to the matters covered by the most recent annual report since the date thereof.

               (iii) TTA is not aware of any facts regarding any Benefit Plan which is an 'employee pension benefit plan' as defined in
Section 3(2) of ERISA (collectively, the "Employee Pension Benefit Plans") that would present a significant risk that any Employee Pension Benefit Plan would not be determined by the appropriate District Director of the Internal Revenue Service to be 'qualified' within the meaning of Section 401(a) of the Code, or with respect to which any trust maintained pursuant thereto is not exempt from federal income taxation pursuant to Section 501 of the Code, or with respect to which a favorable determination letter could not be issued by the Internal Revenue Service with respect to each such Employee Pension Benefit Plan.

               (iv) Prior to the Closing, TTA shall deliver or make available to Arcada complete and correct copies (if any) of (w) the most recent Internal Revenue Service determination letter relating to each Employee Pension Benefit Plan intended to be tax qualified under Section 401(a) and 501(a) of the Code, (x) the most recent annual report (Form 5500 Series) and accompanying schedules of each Benefit Plan, filed with the Internal Revenue Service or an explanation of why such annual report is not required, (y) the most current summary plan description for each Benefit Plan, and (z) the most recent audited financial statements of each Benefit Plan.

               (v) With respect to each Benefit Plan, all contributions, premiums or other payments due or required to be made to such plans as of the Effective Time have been or will be made or accrued prior to the Effective Time.

               (vi) To the best of TTA's knowledge, there are not now, nor have there been, any 'prohibited transactions', as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, involving TTA or any of its subsidiaries, or any officer, director or employee of TTA or any of its subsidiaries, with respect to the Benefit Plans that could subject TTA or any other party-in-interest to the penalty or tax imposed under Section 502(i) of ERISA and Section 4975 of the Code.

               (vii) As of the date hereof, no claim, lawsuit, arbitration or other action has been instituted, asserted (and no such lawsuit has been served on TTA or any of its subsidiaries) or, to the best of TTA's knowledge, threatened by or on behalf of such Benefit Plan or by any employee alleging a breach or breaches of fiduciary duty or violations of other applicable state or federal law with respect to such Benefit Plans, which could result in liability on the part of TTA or any of its subsidiaries or a Benefit Plan under ERISA or any other law, nor is there any known basis for successful prosecution of such a claim, and Arcada will be notified promptly in writing of any such threatened or pending claim arising between the date hereof and the Closing.

               (viii) Except as may be required by the Consolidated Omnibus Budget and Reconciliation Act of 1985, as amended ("COBRA"), no Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment nor does TTA or any of its subsidiaries have any current or projected liability under any such plans.

               (ix) Neither TTA nor any of its subsidiaries has maintained or contributed to, and does not currently maintain or contribute to, any severance pay plan. All payments (other than regular wages and vacation pay) made to employees of TTA or any of its subsidiaries coincident with or in connection with termination of employment since January 1, 1994 are disclosed on Disclosure Schedule 4.12(e)(ix).

               (x) No individual will accrue or receive any additional benefits, service, or accelerated rights to payment or vesting of benefits under any Benefit Plan, or otherwise obtain rights to any 'parachute payment,' as defined in Section 280G(b)(2) of the Code, as a result of the transactions contemplated by this Agreement.

               (xi) TTA and each of its subsidiaries has complied in all material respects with all of the requirements of COBRA.

          4.13 TTA INFORMATION. The information relating to TTA and each of its subsidiaries to be contained in the Proxy Statement/Prospectus contemplated by Section l(e) hereof will not, at the time it is filed with the applicable governmental authorities, as of the date thereof, or at the date actions of TTA stockholders are taken with respect to the transactions contemplated therein, contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements, in light of the circumstances under which such statements were made, not misleading.

          4.14 COMPLIANCE WITH APPLICABLE LAW.

          (a) Except as set forth on Disclosure Schedule 4.14(a), TTA and each of its subsidiaries holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its respective businesses and such Permits are in full force and effect, and TTA and each of its subsidiaries is in all respects complying therewith, except where the failure to possess or comply with such Permits would not have a Material Adverse Effect on TTA.

          (b) Except as set forth on Disclosure Schedule 4.14(b), TTA and each of its subsidiaries is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have in the aggregate a Material Adverse Effect on TTA.

          4.15 CONTRACTS AND AGREEMENTS.

          As of the date hereof, except as disclosed in Disclosure Schedule 4.15, (i) neither TTA nor any of its subsidiaries is a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by TTA or any of its subsidiaries of more than $25,000, (ii) neither TTA nor any of its subsidiaries is a party to nor was it bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of TTA and (iii) no commitment, contract, agreement or other instrument other than TTA's and its subsidiaries' respective charter documents, to which TTA or any of its subsidiaries is a party or by which TTA or any of its subsidiaries is bound, limits the freedom of TTA or any of its subsidiaries to compete in any line of business or with any person.

          4.16 AFFILIATE TRANSACTIONS.

          (a) Except as disclosed in Disclosure Schedule 4.16, and except as specifically contemplated by this Agreement, since May 31, 1996, neither TTA nor any of its subsidiaries has engaged in, or is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to TTA or any of its subsidiaries of $30,000 or more during any consecutive 12 month period.

          (b) For purposes of this Section 4.16, 'Affiliated Person' means:

               (i) a director, executive officer or Controlling Person (as defined below) of TTA or any of its subsidiaries

               (ii) a spouse of a director, executive officer or Controlling Person of TTA or any of its subsidiaries;

               (iii) a member of the immediate family of a director, executive officer, or Controlling Person of TTA or any of its subsidiaries who has the same home as such person;

               (iv) any corporation or organization (other than TTA or any of its subsidiaries) of which a director, executive officer or Controlling Person of TTA or any of its subsidiaries (w) is a chief executive officer, chief financial officer, or a person performing similar functions; (x) is a general partner; (y) is a limited partner who, directly or indirectly, either alone or with his spouse and the members of his immediate family who are also Affiliated Persons, owns an interest of five percent or more in the partnership (based on the value of his contribution) or who, directly or indirectly through other directors, executive officers and Controlling Persons of TTA or any of its subsidiaries and their spouses and their immediate family members who are also Affiliated Persons, owns an interest in 25 percent or more of the partnership; or (z) directly or indirectly either alone or with his spouse and the members of his immediate family who are also Affiliated Persons, owns or controls ten percent or more of any class of equity securities, or owns or controls, with other directors, executive officers, and Controlling Persons of TTA or any of its subsidiaries and their spouses and their immediate family members who are also Affiliated Persons, 25 percent or more of any class of equity securities;

               (v) any trust or estate in which a director, executive officer, or Controlling Person of TTA or any of its subsidiaries or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity.

          (c) For purposes of this Section 4.16 'Controlling Person' means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding TTA Common Stock or of any subsidiary of TTA.

          (d) For purposes of this Section 4.16, the term 'director' means any director, trustee, or other person performing similar functions with respect to any organization whether incorporated or unincorporated.

          (e) For purposes of this Section 4.16, the term 'executive officer' means the president, any executive vice president, any senior vice president, the secretary, the treasurer, the comptroller, and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

          4.17 DISCLOSURE. To the knowledge of TTA, no representation or warranty of TTA contained in this Agreement, and no statement contained in the Disclosure Schedules delivered by TTA hereunder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it was made, not misleading.

          4.18 TITLE TO PROPERTY.

          (a) REAL PROPERTY. Disclosure Schedule 4.18(a) contains a true and correct description of all interests in real property (other than real property security interests received in the ordinary course of business), whether owned, leased or otherwise claimed, including a list of all leases of real property, in which TTA or any of its subsidiaries has or claims an interest as of the date hereof and any guarantees of any such leases by TTA or any of its subsidiaries. True and complete copies of such leases have previously been delivered or made available to Arcada, together with all amendments, modifications, agreements or other writings related thereto. Except as disclosed on Disclosure Schedule 4.18(a), each such lease is legal, valid and binding as between TTA or its subsidiaries and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. Except as disclosed on Disclosure Schedule 4.18(a), TTA and each of its subsidiaries has good, valid and marketable title to all real property owned by it on the date hereof, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of TTA or any of its subsidiaries are in substantially good condition and repair.

          (b)  ENVIRONMENTAL MATTERS.  Except as set forth on Disclosure
Schedule 4.18(b), to the knowledge of TTA, the real property owned or leased by TTA or any of its subsidiaries on the date hereof does not contain any underground storage tanks, asbestos, ureaformaldehyde, uncontained polychlorinated biphenyls, or, except for materials which are ordinarily used in office buildings and office equipment such as janitorial supplies and do not give rise to financial liability therefor under the hereafter defined Environmental Laws, releases of hazardous substances as such terms may be defined by all applicable federal, state or local environmental protection laws and regulations ("Environmental Laws"). As of the date hereof (i) no part of any such real property has been listed, or to the knowledge of TTA, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or on a registry or inventory of inactive hazardous waste sites maintained by any state, and, (ii) except as set forth on Disclosure Schedule 4.18(b), no notices have been received alleging that TTA or any of its subsidiaries was a potentially responsible person under CERCLA or any similar statute, rule or regulation. TTA knows of no violation of law, regulation, ordinance (including, without limitation, laws, regulations and ordinances with respect to hazardous waste, zoning, environmental, city planning or other similar matters) relating to its or any of its subsidiaries' respective properties, which violations could have in the aggregate a Materially Adverse Effect on TTA.

          (c) PERSONAL PROPERTY. Disclosure Schedule 4.18(c) contains a true and correct list of (i) each item of machinery, equipment, or furniture, including without limitation computers and vehicles, of TTA and each of its subsidiaries, included on the TTA May 1996 Financial Statements at a carrying value of, or, if acquired after May 31, 1996, for a purchase price of, more than $50,000, (ii) each lease or other agreement under which any such item of personal property is leased, rented, held or operated where the current fair market value of such item is more than $25,000 and
(iii) all trademarks, trade names or service marks currently used, owned, or registered for use by TTA or any of its subsidiaries. Except as disclosed on Schedule 4,18(c), TTA and each of its subsidiaries has good, valid and marketable title to all personal property owned by it, free and clear of all liens, pledges, charges or encumbrances of any nature whatsoever.

          4.19 INSURANCE. Disclosure Schedule 4.19 contains a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force on the date hereof with respect to the business and assets of TTA and each of its subsidiaries. TTA and each of its subsidiaries is in compliance with all of the material provisions of its insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except as set forth on Disclosure Schedule 4.19, TTA or one of its subsidiaries is the sole beneficiary of such policies. Al premiums and other payments due under any such policy have been paid. TTA has previously delivered to, or made available for inspection by, Arcada, each insurance policy to which TTA or any of its subsidiaries is a party.

          4.20 POWERS OF ATTORNEY. Neither TTA nor any of its subsidiaries has any powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

          4.21 SUFFICIENT RESOURCES. TTA has and will have available at the Effective Time sufficient authorized but unissued shares of TTA Common Stock, to enable it lawfully to satisfy its payment obligations pursuant to this Agreement. TTA has and will have sufficient management and financial resources to obtain the required regulatory approvals for the Merger. On the date of this Agreement, there is no pending or, to the knowledge of TTA, threatened legal or governmental proceeding, against TTA or any subsidiary or affiliate of TTA which would affect TTA's or Newco's ability to obtain any of the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement. TTA will promptly notify Arcada if any of the representations contained in this Section 4.21 cease to be true and correct.

          4.22 SEC FILINGS. (a) TTA has delivered to Arcada its annual report on Form 10-KSB for TTA's fiscal year ended May 31, 1996 and TTA's quarterly report of 10-QSB for TTA's first quarter ended August 31, 1996, and all of Purchaser's other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since its inception, (b) as of its filing date, each such report or statement filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"), complied as to form in all material respects with the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (c) each such registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such statement or amendment became effective complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          4.23 BANK ACCOUNTS, ETC. Set forth on SCHEDULE 4.23 hereto is a true and complete list of all bank accounts, safe deposit boxes and lock boxes of TTA and each of its subsidiaries, including, with respect to each such account and lock box: (a) identification of all authorized signatories, (b) identification of the business purpose of such account or lock box, including identification of any accounts or lock boxes representing escrow funds or otherwise subject to restriction; and (c) identification of the amount on deposit as of September 30, 1996.

     5. REPRESENTATIONS OF ARCADA: The 'Arcada Disclosure Schedules' shall mean all of the disclosure schedules required by this Agreement, dated as of the date hereof, which have been delivered to Arcada. Arcada hereby represents and warrants to each of TTA and Newco as follows:

          5.1  ORGANIZATION, POWER, GOOD STANDING, ETC.

          (a) Arcada is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Arcada has all the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted. Arcada is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect on Arcada. Arcada has heretofore delivered or made available to Arcada true and correct copies of its Articles of Incorporation (the "Articles") and its bylaws as in effect on the date hereof.

          (b) There is no firm, corporation, partnership, joint venture or similar organization which is consolidated with Arcada for financial reporting purposes or any corporation a majority of the outstanding capital stock of which is owned by Arcada. Disclosure Schedule 5.l(b) correctly sets forth a list of each firm, corporation, partnership, joint venture or similar organization in which Arcada has a direct or indirect controlling, or 10 percent or greater, equity interest.

          (c) The minute books of Arcada and its subsidiaries contain materially complete and accurate records of all meetings held and other corporate action taken, since its date of organization, by its stockholders and Board of Directors.

          (d) Except as set forth on Disclosure Schedule 5.1(d), Arcada does not own (beneficially or otherwise) any capital stock or other equity interest in any corporation or other entity.

          (e) Arcada has previously delivered or made available for inspection by, TTA, true and complete copies of all agreements to which it is a party or by which its assets may be bound, (i) which relate to any ownership interest by Arcada of an equity interest in any partnership, joint venture, or similar enterprise or (ii) pursuant to which Arcada may be required to transfer funds in respect of an equity interest to, make an investment in, or guarantee or assume any debt, dividend or other obligation of, any person or entity, partnership, joint venture or similar enterprise.

          5.2  CAPITALIZATION.

          (a) The authorized capital stock of Arcada consists of 50,000 shares of common stock, all of which shares shall be issued and outstanding as of the Effective Date.

          (b) Except as set forth on Schedule 5.2(b), Arcada has not in the past two years repurchased or retired any shares of its capital stock.

          (c) All of the issued and outstanding shares of Arcada Common Stock have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

          (d) Arcada is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, or issuance of any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of its capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings to which Arcada is a party with respect to voting any such shares.

          (e) There are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, or issuance of any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of its capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings to which Arcada is a party with respect to voting any such shares.

          5.3  REPORTS.

          (a) Arcada has previously delivered or made available to TTA an accurate and complete copy of each (a) report delivered by Arcada to its stockholders since January, 1993, and (b) other communications (other than general advertising materials) mailed by Arcada to its stockholders since January, 1993 and no such report or communication, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.4 AUTHORITY. Arcada has requisite corporate power and authority to execute and deliver this Agreement and the Plan of Merger and, subject to the Arcada Stockholder Approval and applicable regulatory approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Arcada. This Agreement has been duly and validly executed and delivered by Arcada. Assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes the valid and binding obligation of Arcada, enforceable against it in accordance with its respective terms.

          5.5 NO VIOLATION. Neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation by Arcada of the transactions contemplated hereby and thereby, nor compliance by Arcada with any of the terms or provisions hereof or thereof, will (i) assuming Arcada Stockholder Approval, violate any provision of the Articles or bylaws of Arcada, (ii) assuming the consents and approvals referred to in Section 7.1 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Arcada or any of its properties or assets, or (iii) except as set forth on Disclosure Schedule 5.5, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Arcada under any of the terms, conditions or provisions of any note, bond, mortgage indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Arcada is a party, or by which its properties or assets may be bound or affected, except with respect to (iii) above, for such violations, conflicts, breaches, defaults, termination's, accelerations and encumbrances which would not in the aggregate have a Material Adverse Effect on Arcada.

          5.6 CONSENTS AND APPROVALS. Except for (i) consents and approvals of or filings, deliveries or registrations with the SEC or other applicable governmental authorities, (ii) the approval of the stockholders of Arcada and (iii) the consents, approvals, filings or registrations set forth on Disclosure Schedule 5.6, no consents or approvals of or filings or registrations with any third party or public body or authority, except for consents, approvals, filings or registrations where the failure to obtain such consents or approvals or to make such filings or registrations would not prevent or delay the Merger and would not in the aggregate have a Material Adverse Effect on Arcada, are necessary in connection with the execution and delivery by Arcada of this Agreement and the consummation of the transactions contemplated hereby.

          5.7  FINANCIAL STATEMENTS.

          (a) Arcada has previously delivered or made available to TTA copies of (i) the reviewed combined financial statements and unaudited interim financial statements of Arcada and any subsidiary of Arcada for fiscal year ended December 31, 1995 (the "December 1995 Financial Statements") and Arcada's quarterly financial statements for the six months ended June 30, 1996 (the "June 1996 Financial Statements") The Arcada Financial Statements referred to herein (including the related notes) have been prepared in accordance with GAAP consistently followed throughout the periods covered thereby, and fairly and accurately present the consolidated financial position of Arcada as of the respective dates set forth therein and the results of operations for the periods included therein, except that interim unaudited financial statements are subject to normal year-end adjustments.

          (b)  Each of the Arcada Financial Statements referred to in
Section 5.8(a) (including the related notes) has been prepared in accordance with GAAP consistently applied during the periods involved (except as indicated in the notes thereto). The books and records of Arcada have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions.

          5.8 BROKERAGE. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation arising out of or due to any act of Arcada in connection with the transactions contemplated by this Agreement.

          5.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the date hereof, except as disclosed in Disclosure Schedule 5.9, there has not been any material adverse change in the business, operations, properties, assets or financial condition of Arcada or any of its subsidiaries from that described in the Arcada December 1995 Financial Statements or the Arcada June 1996 Financial Statements, and, to the best of Arcada's knowledge, no fact or condition existed as of the date hereof that Arcada had reason to believe would cause such a material adverse change after the date hereof.

          5.10 LITIGATION, ETC. As of the date hereof, except as disclosed on Disclosure Schedule 5.10, there were no actions, suits, claims, inquiries, proceedings or, to the knowledge of Arcada, investigations before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of Arcada, threatened against Arcada which would reasonably be expected to result in any liabilities, including defense costs, in excess of $5,000 in the aggregate. Except as disclosed on Disclosure Schedule 5.10, Arcada is not subject to any order, judgment or decree and Arcada is not in default with respect to any such order, judgment or decree.

          5.11 TAXES AND TAX RETURNS.

          (a) The amounts set up as provisions for taxes on the Arcada December 1995 Financial Statements are sufficient for all material accrued and unpaid federal, state, county and local taxes, interest and penalties of Arcada and each of its subsidiaries, whether or not disputed, for the period ended December 31, 1995 and for all fiscal periods prior thereto. Arcada has not entered into any agreements or understandings with the Internal Revenue Service or other applicable taxing authorities to extend or waive any statute of limitations or time for assessment. Complete and correct copies of the income tax returns of Arcada for the three fiscal years ending December 31, 1995, as filed with the Internal Revenue Service and all state, county and local taxing authorities, together with all related correspondence and notices, have previously been delivered or made available to Arcada.

          (b) Arcada has timely and correctly filed all federal, state, county and local tax and other returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns), except to the extent that the failure to timely or correctly file such Returns does not result in aggregate penalties or assessments of more than $25,000, and has paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever shown by such Returns to be owed, or which are otherwise due and payable (hereinafter called "Taxes"), and to the extent any material liabilities for Taxes have not been fully discharged, full and complete reserves have been established on the Arcada December 1995 Financial Statements. Arcada is not in default in the payment of any Taxes due or payable or any assessments received in respect thereof except for Taxes which are being contested in good faith. No additional assessments of Taxes are known to Arcada to be proposed, pending or threatened, other than Taxes for periods for which returns are not yet filed.

          (c) Arcada has not filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended.

          5.12 EMPLOYEES; EMPLOYEE BENEFIT PLANS.

          (a) Except as set forth on Disclosure Schedule 5.12(a), as of the date hereof, Arcada is not a party to or bound by any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any officers, employees or consultants and except as provided herein, and under those Benefit Plans (as defined below) set forth on Disclosure Schedule 5.12(a), consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Arcada to any officer or employee thereof. Arcada has previously delivered or made available to Arcada true and complete copies of all employment, consulting and deferred compensation agreements that are in writing, to which Arcada is a party.

          (b) Except as set forth on Disclosure Schedule 5.12(b), as of the date hereof, no officer or employee of Arcada is receiving aggregate remuneration bonus, salary and commissions) at a rate which, if annualized, would exceed $40,000 in 1996.

          (c) Except as disclosed on Disclosure Schedule 5.12(c), as of the date hereof, there are not, and have not been at any time in the past three years, any actions, suits, claims or proceedings before any court (which have been served on Arcada), commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the best of Arcada's knowledge, threatened by any employees, former employees or other persons relating to the employment practices or activities of Arcada (except for threatened actions which have subsequently been resolved). Arcada is not a party to any collective bargaining agreement, and no union organization efforts are pending or, to the best of Arcada's knowledge, threatened nor have any occurred during the last three years.

          (d) Arcada has made available to TTA true and complete copies of all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials.

          (e) With respect to all employee benefit plans, Arcada represents and warrants as follows:

               (i) All employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension, bonus, deferred compensation, stock bonus, stock purchase, post-retirement medical, hospitalization, health and other employee benefit plan, program or arrangement, whether formal or informal, under which Arcada has any obligation or liability, or under which any employee or former employee has any rights to benefits or any 'cafeteria plans,' as described in Section 125 of the Internal Revenue Code of 1986, as amended (the "Code") (together, the "Benefit Plans") are set forth on Disclosure Schedule 5.12(e)(i). Except as set forth on Disclosure
Schedule 5.13(e)(i), none of the Benefit Plans is subject to Title IV of ERISA, is a 'multiemployer plan,' as such term is defined in Section 3(37) and 4001(a)(3) of ERISA and
Section 414(f) of the Code, or is subject to the funding requirements of
Section 412 of the Code or Title I, Subtitle B, Part 3 of ERISA.

               (ii) In all material respects, except as discussed on Disclosure Schedule 5.12(e)(ii), the terms of the Benefit Plans are, and the Benefit Plans have been administered, in accordance with the requirements of ERISA, the Code, applicable law and the respective plan documents. Except as disclosed on Disclosure Schedule 5.12(e)(ii), none of the Benefit Plans is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor or any other federal or state governmental agency. Except as disclosed on Disclosure
Schedule 5.12(e)(ii), all material reports and information required to be filed with, or provided to, the United States Department of Labor, Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC") and plan participants and beneficiaries with respect to each Benefit Plan have been timely filed or provided. With respect to each Benefit Plan for which an annual report has been filed, no material change has occurred with respect to the matters covered by the most recent annual report since the date thereof.

               (iii) Arcada is not aware of any facts regarding any Benefit Plan which is an 'employee pension benefit plan' as defined in
Section 3(2) of ERISA (collectively, the "Employee Pension Benefit Plans") that would present a significant risk that any Employee Pension Benefit Plan would not be determined by the appropriate District Director of the Internal Revenue Service to be 'qualified' within the meaning of Section 401(a) of the Code, or with respect to which any trust maintained pursuant thereto is not exempt from federal income taxation pursuant to Section 501 of the Code, or with respect to which a favorable determination letter could not be issued by the Internal Revenue Service with respect to each such Employee Pension Benefit Plan.

               (iv) Prior to the Closing, Arcada shall deliver or make available to TTA complete and correct copies (if any) of (w) the most recent Internal Revenue Service determination letter relating to each Employee Pension Benefit Plan intended to be tax qualified under Section 401(a) and 501(a) of the Code, (x) the most recent annual report (Form 5500 Series) and accompanying schedules of each Benefit Plan, filed with the Internal Revenue Service or an explanation of why such annual report is not required, (y) the most current summary plan description for each Benefit Plan, and (z) the most recent audited financial statements of each Benefit Plan.

               (v) With respect to each Benefit Plan, all contributions, premiums or other payments due or required to be made to such plans as of the Effective Time have been or will be made or accrued prior to the Effective Time.

               (vi) To the best of Arcada's knowledge, there are not now, nor have there been, any 'prohibited transactions', as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Arcada or any of its subsidiaries, or any officer, director or employee of Arcada or any of its subsidiaries, with respect to the Benefit Plans that could subject Arcada or any other party-in-interest to the penalty or tax imposed under Section 502(i) of ERISA and Section 4975 of the Code.

               (vii) As of the date hereof, no claim, lawsuit, arbitration or other action has been instituted, asserted (and no such lawsuit has been served on Arcada) or, to the best of Arcada's knowledge, threatened by or on behalf of such Benefit Plan or by any employee alleging a breach or breaches of fiduciary duty or violations of other applicable state or federal law with respect to such Benefit Plans, which could result in liability on the part of Arcada or any of its subsidiaries or a Benefit Plan under ERISA or any other law, nor is there any known basis for successful prosecution of such a claim, and TTA will be notified promptly in writing of any such threatened or pending claim arising between the date hereof and the Closing.

               (viii) Except as may be required by the Consolidated Omnibus Budget and Reconciliation Act of 1985, as amended ("COBRA"), no Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment nor does Arcada have any current or projected liability under any such plans.

               (ix) Arcada has not maintained or contributed to, and does not currently maintain or contribute to, any severance pay plan. All payments (other than regular wages and vacation pay) made to employees of Arcada coincident with or in connection with termination of employment since January 1, 1994 are disclosed on Disclosure Schedule 5.12(e)(ix).

               (x) No individual will accrue or receive any additional benefits, service, or accelerated rights to payment or vesting of benefits under any Benefit Plan, or otherwise obtain rights to any 'parachute payment,' as defined in Section 280G(b)(2) of the Code, as a result of the transactions contemplated by this Agreement.

               (xi) Arcada has complied in all material respects with all of the requirements of COBRA.

          5.13 ARCADA INFORMATION. The information relating to Arcada to be contained in the Proxy Statement/Prospectus contemplated by Section l(e) hereof will not, at the time it is filed with the applicable governmental authorities, as of the date thereof, or at the date actions of Arcada stockholders are taken with respect to the transactions contemplated therein, contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements, in light of the circumstances under which such statements were made, not misleading.

          5.14 COMPLIANCE WITH APPLICABLE LAW.

          (a) Except as set forth on Disclosure Schedule 5.14(a), Arcada holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its businesses and such Permits are in full force and effect, and Arcada is in all respects complying therewith, except where the failure to possess or comply with such Permits would not have a Material Adverse Effect on Arcada.

          (b) Except as set forth on Disclosure Schedule 5.14(b), Arcada is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have in the aggregate a Material Adverse Effect on Arcada.

          5.15 CONTRACTS AND AGREEMENTS.

          As of the date hereof, except as disclosed in Disclosure Schedule 5.15, (i) Arcada is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Arcada of more than $25,000, (ii) Arcada is not a party to nor was it bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Arcada and (iii) no commitment, contract, agreement or other instrument other than Arcada's charter documents, to which Arcada is a party or by which Arcada is bound, limits the freedom of Arcada to compete in any line of business or with any person.

          5.16 AFFILIATE TRANSACTIONS.

          (a) Except as disclosed in Disclosure Schedule 5.16, and except as specifically contemplated by this Agreement, since May 31, 1996, Arcada has not engaged in, or is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Arcada of $30,000 or more during any consecutive 12 month period.

          (b) For purposes of this Section 5.16, 'Affiliated Person' means:

               (i) a director, executive officer or Controlling Person (as defined below) of Arcada;

               (ii) a spouse of a director, executive officer or Controlling Person of Arcada;

               (iii) a member of the immediate family of a director, executive officer, or Controlling Person of Arcada who has the same home as such person;

               (iv) any corporation or organization (other than Arcada) of which a director, executive officer or Controlling Person of Arcada (w) is a chief executive officer, chief financial officer, or a person performing similar functions; (x) is a general partner; (y) is a limited partner who, directly or indirectly, either alone or with his spouse and the members of his immediate family who are also Affiliated Persons, owns an interest of five percent or more in the partnership (based on the value of his contribution) or who, directly or indirectly through other directors, executive officers and Controlling Persons of Arcada and their spouses and their immediate family members who are also Affiliated Persons, owns an interest in 25 percent or more of the partnership; or (z) directly or indirectly either alone or with his spouse and the members of his immediate family who are also Affiliated Persons, owns or controls ten percent or more of any class of equity securities, or owns or controls, with other directors, executive officers, and Controlling Persons of Arcada and their spouses and their immediate family members who are also Affiliated Persons, 25 percent or more of any class of equity securities;

               (v) any trust or estate in which a director, executive officer, or Controlling Person of Arcada or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity.

          (c) For purposes of this Section 5.16 'Controlling Person' means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding Arcada Common Stock.

          (d) For purposes of this Section 5.16, the term 'director' means any director, trustee, or other person performing similar functions with respect to any organization whether incorporated or unincorporated.

          (e) For purposes of this Section 5.16, the term 'executive officer' means the president, any executive vice president, any senior vice president, the secretary, the treasurer, the comptroller, and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

          5.17 DISCLOSURE. To the knowledge of Arcada, no representation or warranty of Arcada contained in this Agreement, and no statement contained in the Disclosure Schedules delivered by Arcada hereunder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it was made, not misleading.

          5.18 TITLE TO PROPERTY.

          (a) REAL PROPERTY. Disclosure Schedule 5.18(a) contains a true and correct description of all interests in real property (other than real property security interests received in the ordinary course of business), whether owned, leased or otherwise claimed, including a list of all leases of real property, in which Arcada has or claims an interest as of the date hereof and any guarantees of any such leases by Arcada. True and complete copies of such leases have previously been delivered or made available to TTA, together with all amendments, modifications, agreements or other writings related thereto. Except as disclosed on Disclosure Schedule 5.18(a), each such lease is legal, valid and binding as between Arcada and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. Except as disclosed on Disclosure Schedule 5.18(a), Arcada has good, valid and marketable title to all real property owned by it on the date hereof, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of Arcada are in substantially good condition and repair.

          (b)  ENVIRONMENTAL MATTERS.  Except as set forth on Disclosure
Schedule 5.18(b), to the knowledge of Arcada, the real property owned or leased by Arcada on the date hereof does not contain any underground storage tanks, asbestos, ureaformaldehyde, uncontained polychlorinated biphenyls, or, except for materials which are ordinarily used in office buildings and office equipment such as janitorial supplies and do not give rise to financial liability therefor under the hereafter defined Environmental Laws, releases of hazardous substances as such terms may be defined by all applicable federal, state or local environmental protection laws and regulations ("Environmental Laws"). As of the date hereof (i) no part of any such real property has been listed, or to the knowledge of Arcada, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or on a registry or inventory of inactive hazardous waste sites maintained by any state, and, (ii) except as set forth on Disclosure
Schedule 5.18(b), no notices have been received alleging that Arcada or any of its subsidiaries was a potentially responsible person under CERCLA or any similar statute, rule or regulation. Arcada knows of no violation of law, regulation, ordinance (including, without limitation, laws, regulations and ordinances with respect to hazardous waste, zoning, environmental, city planning or other similar matters) relating to its properties, which violations could have in the aggregate a Materially Adverse Effect on Arcada.

          (c) PERSONAL PROPERTY. Disclosure Schedule 5.18(c) contains a true and correct list of (i) each item of machinery, equipment, or furniture, including without limitation computers and vehicles, of Arcada, included on the Arcada December 1995 Financial Statements at a carrying value of, or, if acquired after December 31, 1995, for a purchase price of, more than $50,000, (ii) each lease or other agreement under which any such item of personal property is leased, rented, held or operated where the current fair market value of such item is more than $25,000 and (iii) all trademarks, trade names or service marks currently used, owned, or registered for use by Arcada. Except as disclosed on Schedule 5,18(c), Arcada has good, valid and marketable title to all personal property owned by it, free and clear of all liens, pledges, charges or encumbrances of any nature whatsoever.

          5.19 INSURANCE. Disclosure Schedule 5.19 contains a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force on the date hereof with respect to the business and assets of Arcada. Arcada and each of its subsidiaries is in compliance with all of the material provisions of its insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except as set forth on Disclosure Schedule 5.19, Arcada or one of its subsidiaries is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid or arrangements for payment are being made. Arcada has previously delivered to, or made available for inspection by, Arcada, each insurance policy to which Arcada or any of its subsidiaries is a party (other than insurance policies under which Arcada is named as a loss payee or additional insured as a result of its position as a secured lender).

          5.20 POWERS OF ATTORNEY. Arcada does not have any powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

          5.21 BANK ACCOUNTS, Etc. Set forth on Schedule 5.21 hereto is a true and complete list of all bank accounts, safe deposit boxes and lock boxes of Arcada and each of its subsidiaries, including, with respect to each such account and lock box: (a) identification of all authorized signatories, (b) identification of the business purpose of such account or lock box, including identification of any accounts or lock boxes representing escrow funds or otherwise subject to restriction; and (c) identification of the amount on deposit as of September 30, 1996.

     6.   COVENANTS OF THE PARTIES.

          6.1 REDEMPTION OF REDEEMABLE WARRANTS. From and including the date of this Agreement through the Effective Time, if the closing price or trading price of the TTA Common Stock, as applicable, over thirty (30) consecutive trading days averages at least $8.00 per share (as more particularly described in the Warrant Agreement), TTA shall, within ten
(10) days of such event, exercise its redemption right and call all outstanding Redeemable Warrants on the terms and in the manner set forth in the Warrant Agreement.

          6.2 REINCORPORATION IN WASHINGTON STATE. Immediately prior to the Effective Time, TTA shall cause its state of incorporation to be changed from California to Washington and to take any and all appropriate action that may be necessary or desirable to maintain in full force and effect TTA's qualification as a foreign corporation in all states where it is so qualified.

          6.3 CONDUCT OF THE BUSINESS OF TTA. During the period from the date of this Agreement to the Effective Time, TTA will conduct the business of TTA and will engage in transactions only in the ordinary course and consistent with past practice and with prudent business practice, except with the written consent of Arcada (which will not be unreasonably withheld, delayed or conditioned). During such period, TTA will use its best efforts to (x) preserve the business organizations of TTA intact, (y) keep available to it and to Arcada the present services of the employees of TTA, and (z) preserve for itself and for Arcada the goodwill of the customers of TTA and others with whom business relationships exist. In addition, without limiting the generality of the foregoing, TTA agrees that from the date hereof to the Effective Time, except as otherwise consented to or approved by Arcada in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law (in which case TTA shall notify Arcada in writing), TTA will not:

          (a) change any provisions of its Articles or bylaws or any similar governing documents of TTA

          (b) change the number of shares of its authorized or issued capital stock (other than issuance of stock as a result of the exercise of options issued as of the date hereof and described on Disclosure Schedule 4.2) or issue, grant or amend any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of TTA, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distributions (whether in cash, stock or property or any combination thereof) in respect of the capital stock of TTA, or redeem or otherwise acquire any shares of such capital stock;

          (c) except as permitted pursuant to Section 6.13 hereof, grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees (other than those executing Employment Agreements) consistent with past increases;

          (d) make any capital expenditures in excess of (i) $40,000 per project or related series of projects or (ii) $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

          (e) change in any material manner its pricing policies or any other material business or customer policies;

          (f) guarantee the obligations of any other persons except in the ordinary course of business consistent with past practice;

          (g) acquire assets other than those necessary in the conduct of its business in the ordinary course;

          (h) sell, transfer, assign, encumber or otherwise dispose of assets other than has been customary in its ordinary course of business;

          (i) enter into or amend or terminate any long-term (one-year or more) contracts (including real property leases) except for contracts which are in the ordinary course of business consistent with past practice

          (j) enter into or amend any contract that calls for the payment by TTA of $25,000 or more after the date of this Agreement (a "Material Contract") that cannot be terminated on not more than 30 days' notice without cause and without payment or loss of any material amount as a penalty, bonus, premium or other compensation for termination;

          (k) engage or participate in any material transaction or incur or sustain any material obligation except for transactions otherwise permitted under this Section 6.1 which are in the ordinary course of business consistent with past practices and which are of similar kinds and involve similar amounts;

          (l) make any contributions to any Benefit Plans except in such amounts and at such times as consistent with past practice;

          (m) increase the number of full time equivalent employees of TTA above 30;

          (n) except after having followed reasonable procedures with respect to the investigation of potential environmental problems, which procedures have been approved in writing by Arcada (which approval shall not be unreasonably withheld, delayed or conditioned), acquire any real property;

          (o) renegotiate any debts or take any action to change the characterization of any short term or long term debt; or

          (o)  agree to do any of the foregoing.

          6.4 NO SOLICITATION. Neither TTA nor any of its directors, officers, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or (except to the extent that the directors of TTA in their good faith judgment after receipt of advice of counsel determine that such response is reasonably required in order to discharge their fiduciary duties) hold discussions or negotiations with, or provide any information to, any person, entity or group other than Arcada concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving TTA. TTA will promptly communicate to Arcada the terms of any proposal that it may receive in respect of any such transaction. Notwithstanding the foregoing two sentences, if the board of directors of TTA receives an unsolicited offer or inquiry with respect to such a transaction, the board may respond to such offer if the board determines in its good faith judgment (after receiving advice of counsel) that such response is reasonably required in order to discharge its fiduciary duties.

          6.5  CURRENT INFORMATION.

          (a) No later than ten days after the date of this Agreement, TTA and Arcada shall each designate an individual acceptable to the other party (a "Designated Representative" and, together, the "Designated Representatives") to be the primary point of contact between the parties. During the period from the date of their designation to the Closing, the Designated Representatives or their representatives shall confer on a regular basis so that Arcada is kept advised as to the general status of the ongoing operations of TTA. Without limiting the foregoing, TTA agrees to confer with the Arcada Designated Representative regarding any proposed significant changes to TTA's management policies and objectives. TTA agrees to provide access to members of Arcada's acquisition team and to work with them in order to plan, prepare for and facilitate the coordination of the parties' (i) accounting, billing and other data processing systems, (ii) billing structure, (iii) sales and marketing systems and structures with each other as well as other matters arising from the Merger. TTA will promptly notify the Arcada Designated Representative or his or her representatives of any material change in the normal course of business or in the operation of the properties of TTA or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any litigation involving TTA, and have kept and will keep the Arcada Designated Representative or his or her representatives fully informed of such events and the progress of any already existing litigation. Without limiting the foregoing, TTA shall immediately notify the Arcada Designated Representative if it appears that there has occurred any change in its financial or other condition or any other event that will or may affect TTA's ability to complete the Merger or have a Material Adverse Effect on TTA.

          6.6  ACCESS TO PROPERTIES AND RECORDS CONFIDENTIALITY.

          (a) TTA shall permit Arcada reasonable access to its properties, and shall disclose and make available to Arcada all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of TTA, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Arcada may have a reasonable interest, including, without limitation, all loan files in each case during normal business hours and upon reasonable notice. TTA shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of TTA or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date hereof. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) All information furnished by TTA to Arcada or the representatives or affiliates of either pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of TTA until consummation of the Merger and, if the Merger shall not occur, Arcada and their affiliates, agents and advisers shall upon written request return to TTA, all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which (w) Arcada can establish by convincing evidence was already in its possession (subject to no obligations of confidentiality) prior to the disclosure thereof by TTA; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by Arcada or by the directors, officers or employees or agents of either; or (z) was disclosed to Arcada, or to the directors, officers or employees of either, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, or pursuant to an order of a court or agency of competent jurisdiction.

          (c) All information furnished by Arcada to TTA or the representatives or affiliates of TTA pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of Arcada until consummation of the Merger and, if the Merger shall not occur, TTA and its affiliates, agents and advisors shall upon written request return to Arcada, all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which (w) TTA can establish by convincing evidence was already in its possession (subject to no obligations or confidentiality) prior to the disclosure thereof by TTA; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by TTA or by the directors, officers or employees or agents of TTA; or (z) was disclosed to TTA, or to the directors, officers or employees of TTA, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

          6.7  REPORTS.

          (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date hereof (other than the last quarter of any fiscal year), TTA will deliver to Arcada its quarterly report on Form 10-QSB, as filed under the 1934 Act. As soon as reasonably available, but in no event more than 120 days after the end of each fiscal year ending after the date of this Agreement, TTA will deliver to Arcada its annual report on Form 10-KSB as filed under the 1934 Act.

          6.8  REGULATORY MATTERS.

          (a) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, other regulatory authorities, or the holders of TTA Common Stock. Arcada and TTA shall each have the right to review reasonably in advance all information relating to Arcada or TTA, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement.

          (b) Arcada and TTA shall furnish each other with all reasonable information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Proxy Statement/Prospectus, or any other statement or application made by or on behalf of Arcada or TTA, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

          (c) Arcada and TTA will promptly furnish each other with copies of written communications received by Arcada or TTA or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

          6.9 APPROVAL OF TTA STOCKHOLDERS. TTA will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of its stockholders as soon as practicable for the purpose of voting on this Agreement and the transactions contemplated hereby and with the consent of Arcada (which consent shall not be unreasonably withheld, delayed or conditioned), for such other purposes as may be necessary or desirable, (b) include in the Proxy Statement/Prospectus the recommendation of TTA's Board of Directors that the stockholders approve this Agreement and the other transactions contemplated hereby, including, without limitation, the reincorporation of TTA in the State of Washington, and such other matters as may be submitted to its stockholders in connection with this Agreement,
(c) cooperate and consult with Arcada with respect to each of the foregoing matters, and (d) use all reasonable efforts to obtain, as promptly as practicable, the necessary approvals by TTA stockholders of this Agreement and the transactions contemplated hereby, including, without limitation, the reincorporation of TTA in the State of Washington, except, in each case, where the directors of TTA determine in their good faith judgment (after receiving advice of counsel) that they are required to do otherwise in order to discharge their fiduciary duties.

          6.10 APPROVAL OF ARCADA STOCKHOLDERS. Arcada will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of its stockholders as soon as practicable for the purpose of voting on this Agreement and the transactions contemplated hereby and with the consent of TTA (which consent shall not be unreasonably withheld, delayed or conditioned), for such other purposes as may be necessary or desirable, (b) include in the Proxy Statement/Prospectus the recommendation of Arcada's Board of Directors that the stockholders approve this Agreement and the other transactions contemplated hereby, and such other matters as may be submitted to its stockholders in connection with this Agreement, (c) cooperate and consult with TTA with respect to each of the foregoing matters, and (d) use all reasonable efforts to obtain, as promptly as practicable, the necessary approvals by Arcada stockholders of this Agreement and the transactions contemplated hereby, except, in each case, where the directors of TTA determine in their good faith judgment (after receiving advice of counsel) that they are required to do otherwise in order to discharge their fiduciary duties.

          6.11 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

          6.12 PUBLIC ANNOUNCEMENTS. Neither party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby without the consent of the other party, except as may be otherwise required by law.

          6.13 ASSIGNMENT OF CONTRACT RIGHTS. Arcada shall use its reasonable efforts to obtain any consents, waivers or revisions necessary to allow TTA to accede to all of the rights of Arcada under any existing real property leases and all material personal property leases, licenses and other contracts, which TTA wishes to have continue in effect after the Effective Time, without incurring substantial costs in connection therewith. TTA will offer its reasonable cooperation with Arcada in obtaining such consents, waivers and revisions, it being understood that the obligation to obtain such consents, waivers and revisions shall nevertheless be the obligation of Arcada.

          6.14 EMPLOYEES. TTA and Frank Bonadio shall have entered into a mutually satisfactory employment agreement to be effective upon the Closing of the Merger.

          6.15 INDEMNIFICATION OF ARCADA DIRECTORS AND OFFICERS.

          (a) TTA will use all reasonable efforts, in cooperation with Arcada, to arrange for insurance coverage for prior acts for all current and former directors and officers of Arcada, provided that such coverage must be available from normal carriers at a reasonable cost in light of the cost of similar policies under similar circumstances. TTA shall not cancel such prior acts coverage for three years after the Effective Date.

          (b) From and after the Effective Time, TTA will, to the extent permitted by then applicable law, indemnify current and former directors, officers and employees of Arcada (each an "Indemnified Party ") as though they had been directors, officers and/or employees of TTA, for acts or omissions occurring prior to, and including, the Effective Time.

     Any Indemnified Party wishing to claim indemnification under this provision shall, upon learning of any claim, action, suit, proceeding or investigation (hereinafter a "Claim"), promptly notify TTA thereof. TTA shall have the right to assume the defense of any such Claim and upon so doing shall not thereafter be liable to such Indemnified Party for any expenses, of other counsel or otherwise, subsequently incurred by such Indemnified Party in connection with such Claim. If TTA elects not to assume such defense, or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between TTA and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party and TTA will pay all reasonable fees and expenses of such counsel incurred in defending the Claim; provided, however, that (i) in the event that more than one Indemnified Party is involved in the same

Claim, TTA shall not be obligated to pay for more than one firm of counsel for all Indemnified Parties in any one jurisdiction (unless counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnified Parties), (ii) the Indemnified Parties will cooperate in the defense of the Claim, and (iii) TTA shall not be liable for any settlement effected without its prior written consent. If, upon the conclusion of the proceedings in any Claim, it is determined by TTA that the Indemnified Party was not entitled to such indemnification, such party shall be required to reimburse TTA for all cost expended in defending such Indemnified Party.

          (c) This Section 6.14 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on TTA and its successors and assigns.

          6.16 CURRENT PUBLIC INFORMATION. TTA shall continue to satisfy the current public information requirements of Rules 144 and 145 of the SEC with respect to the TTA Common Stock, and to provide affiliates of Arcada with such information as they may reasonably require and to otherwise cooperate with them to facilitate sales of TTA Common Stock in compliance with Rules 144 and 145 of the SEC.

          6.17 RESOLUTION OF CERTAIN MATTERS. On or prior to the Closing, TTA shall have:

          (a) reached a final, binding settlement satisfactory to Arcada and obtained unconditional releases from all adverse parties in connection with the litigation matter set forth as item 8 to Disclosure Schedule 4.10 hereto;

          (b) renegotiated, amended, canceled or otherwise modified to the satisfaction of Arcada the agreements set forth as Service Commitments 1, 2, and 3 to Disclosure Schedule 4.15 hereto; and

          (c) Achieved and furnished evidence, satisfactory to Arcada of revenue of at least $100,000 per month attributable to TTA's internet "backbone" operations.

          6.18 PURCHASE ACCOUNTING. TTA and Arcada shall cooperate and assist in the preparation of any and all materials reasonably required by Arcada or TTA in connection with establishing appropriate values for assets and liabilities of Touch Tone or Arcada for purchase accounting purposes.

     7.   CLOSING CONDITIONS.

          7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement and the transactions contemplated hereby, including, without limitation, the reincorporation of TTA in the State of Washington, shall have been approved by the requisite vote of the stockholders of TTA and Arcada.

          (b) All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory or regulatory waiting periods in respect thereof shall have expired.

          (c) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          (d) ANTITRUST LAW. Any applicable pre-merger notification provisions of Section 7A of the Clayton Act shall have been complied with by the parties hereto, and no other statutory or regulatory requirements with respect to the Clayton Act shall be applicable. There shall be no pending or threatened proceedings under any applicable antitrust law of the State of Washington or California.

          (e) SECURITIES LAWS. The shares of TTA Common Stock to be issued to the stockholders of Arcada in exchange for their shares shall have been qualified or registered for offering and sale under the federal securities law and the state securities or Blue Sky laws of each jurisdiction in which stockholders of Arcada reside, and no order suspending the sale of such shares of TTA Common Stock in any such jurisdiction shall have been issued prior to the Effective Time and no proceedings for that purpose shall have been instituted or shall be contemplated; provided, that TTA shall not have been obligated to execute or file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified. As soon as reasonably practicable, Arcada shall advise TTA of each jurisdiction in which stockholders of Arcada reside.

          7.2 CONDITIONS TO THE OBLIGATIONS OF TTA UNDER THIS AGREEMENT. The obligations of TTA under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by TTA:

          (a) (i) Each of the obligations or covenants of Arcada required to be performed by it on or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

               (ii) Each of the representations and warranties of Arcada contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date, except in the case of such representations and warranties, where the failure to be true would not have a Material Adverse Effect on Arcada.

          (b) Any consents, waivers, clearances, approvals and authorizations of regulatory or governmental bodies that are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, and none of such consents, waivers, clearances, approvals or authorizations shall contain any term or condition that is a term or condition that has not heretofore been normally imposed in such transactions and which would have a Material Adverse Effect on Arcada or TTA.

          (c) TTA shall have received an opinion, dated the Effective Date, from Cairncross & Hempelmann, counsel to Arcada, substantially to the effect set forth in Exhibit E hereto.

          (d) Since the date of this Agreement there shall have been no Material Adverse Effect with respect to Arcada (except for changes resulting from market and economic conditions which generally affect the telecommunications industry as a whole including, without limitation, changes in law or regulation or interpretations thereof); provided, however, that the following expenses and adjustments shall be excluded in determining whether a material adverse change has occurred: (i) fees and expenses relating to the consummation of the transactions contemplated hereby, (ii) charges for severance and other payments to officers and employees made or expected to be made in connection with the transactions contemplated hereby, and (iii) costs and expenses related to any transactions of the type set forth in Section 6.1 undertaken by Arcada with the prior written consent of TTA.

          (e) Dissenters' rights shall not have been preserved by stockholders of Arcada with respect to more than five percent of the outstanding shares of Arcada Common Stock and each affiliate of Arcada shall have delivered to Arcada stock certificates evidencing all shares of Arcada Common Stock owned by such affiliate as provided in Section l(f) hereof and delivered to TTA assurance that such affiliate has voted for the Merger, together with any other assurances requested by TTA, that such affiliates will not have dissenters' rights.

          (g) Arcada shall have furnished TTA with such certificates of its officers and such other documents to evidence fulfillment of the conditions set forth in this Section 7.2 as TTA may reasonably request.

          7.3  CONDITIONS TO THE OBLIGATIONS OF ARCADA UNDER THIS
AGREEMENT. The obligations of Arcada under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by Arcada:

          (a) Each of the obligations or covenants of TTA and Newco required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

          (b) Each of the representations and warranties of TTA and Newco contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date, except in the case of such representations and warranties, where the failure to be true would not have a Material Adverse Effect on TTA.

          (c) The amount of TTA's unrestricted working capital (as determined in accordance with GAAP) at the Closing shall be at least $1,500,000.

          (d) Arcada shall have received an opinion, dated the date of the Closing, from John B. Wills, Esq., counsel to TTA and Newco, substantially to the effect set forth in Exhibit G hereto.

          (e) Each of Matthew J. Barletta, Norman B. Walco, Stephen P. Shearin and Benjamin W. Bronston shall have resigned as Directors of TTA effective as of the Closing Time.

          (f) Michael J. Canney, as the sole remaining Director of TTA, shall have appointed Robert W. Leppaluoto, Keith Leppaluoto, Frank J. Bonadio and an individual to be designated by Arcada on or prior to the Closing to fill the vacancies on TTA's Board of Directors created by the resignations called for by Section 7.3(d) above;

          (g) All of the officers of TTA shall have resigned, effective as of the Effective Time;

          (h) Since the date of this Agreement, there shall have been no Material Adverse Effect with respect to TTA (except for changes resulting from market and economic conditions which generally affect the telecommunications industry as a whole including, without limitation, changes in law or regulation or changes in interpretations thereof).

          (i) TTA shall have furnished Arcada with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.3 as Arcada may reasonably request.

          (j) TTA shall have instructed its transfer agent with respect to the issuance of TTA Common Stock to the Arcada stockholders at least two days prior to Closing.

          (k)  Arcada shall have received the statements referred to in
Section 1(b)(iii) hereof.

     8.   TERMINATION, AMENDMENT AND WAIVER.

          8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the TTA stockholders:

          (a)  by mutual written consent of all the parties hereto;

          (b) by any party hereto (i) if the Effective Time shall not have occurred on or prior to March 1, 1997 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein to be performed or observed by such party at or before the Effective Time; (ii) 10 days after written certification of the vote of TTA's stockholders is delivered to Arcada indicating that such stockholders failed to adopt the resolution to approve this Agreement and the transactions contemplated hereby at the stockholders' meeting (or any adjournment thereof) contemplated by Section l(d) hereof; or (iii) 10 days after written certification of the vote of Arcada' shareholders is delivered to TTA indicating that such stockholders failed to adopt the resolution to approve this Agreement and the transactions contemplated hereby at the stockholders' meeting (or any adjournment thereof) contemplated by Section 1(d) hereof;

          (c) by Arcada (i) if at the time of such termination there shall have been a material adverse change in the consolidated financial condition of TTA from that set forth in TTA's May 1996 Financial Statements and August 1996 Financial Statements (except for changes resulting from market and economic conditions which generally affect the telecommunications industry as a whole, including changes in regulation), it being understood that any of the matters set forth in TTA's Disclosure Schedules as of the date of this Agreement or any of the matters described in clauses (i), (ii) or (iii) of Section 7.2(d) are not deemed to be a material adverse change for purposes of this paragraph (c); or (ii) if there shall have been any material breach of any covenant of TTA hereunder and such breach shall not have been remedied within 45 days after receipt by TTA of notice in writing from Arcada specifying the nature of such breach and requesting that it be remedied.

          (d) by TTA (i) if at the time of such termination there shall have been a material adverse change in the consolidated financial condition of Arcada from that set forth in the December 1995 Financial Statements (except for changes resulting from market and economic conditions which generally affect the telecommunications industry as a whole), it being understood that any of the matters set forth in Arcada's Disclosure Schedules as of the date of this Agreement are not deemed to be a material adverse change for purposes of this paragraph (d); or (ii) if there shall have been any material breach of any covenant of Arcada hereunder and such breach shall have not been remedied within 45 days after receipt by Arcada of notice in writing from TTA specifying the nature of such breach and requesting that it be remedied or (iii) if the directors of TTA, after receiving advice of counsel, determine in their good faith judgment that they are required to do so in order to discharge their fiduciary duties, shall withdraw or modify or resolve to withdraw or modify its recommendation that stockholders vote in favor of the transactions contemplated hereby.

          8.2  BREAK-UP FEE.

          (a) The parties hereby acknowledge that, in negotiating and executing this Agreement and in taking the steps necessary or appropriate to effect the transactions contemplated hereby, Arcada has incurred and will incur direct and indirect monetary and other costs (including without limitation attorneys' fees and costs, costs of Arcada management and employee time and potential damage to Arcada's business and franchises as a result of the announcement of the pending Merger), will forego discussion with other potential merger candidates and will forego various business activities which it would have otherwise undertaken if it remained an independent institution. To compensate Arcada for such costs and to induce it to forego initiating discussion with other potential merger candidates,
(i) if this Agreement
terminates because TTA (or Newco) does not use all reasonable efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement (unless a condition set forth in Section
7.3 is not satisfied and such nonsatisfaction has not been the result of the failure of TTA (or Newco) to use all reasonable efforts to consummate this Agreement in accordance with the terms of this Agreement), (ii) if TTA terminates this Agreement for any reason other than the grounds for termination set out in Section 8.1(a), 8.1(b) or 8.1(d) or (iii) if Arcada terminates this Agreement pursuant to Section 8.1(c)(ii), then TTA shall pay to Arcada on demand (and in no event more than three days after such demand) in immediately available funds, Two Hundred Thousand Dollars ($200,000.00).

          (b) The parties hereby acknowledge that, in negotiating and executing this Agreement and in taking the steps necessary or appropriate to effect the transactions contemplated hereby, TTA has incurred and will incur direct and indirect monetary and other costs (including without limitation attorneys' fees and costs, costs of TTA management and employee time and potential damage to TTA's business and franchises as a result of the announcement of the pending Merger), will forego discussion with other potential merger candidates and will forego various business activities which it would have otherwise undertaken if it remained an independent institution. To compensate TTA for such costs and to induce it to forego initiating discussion with other potential merger candidates, (i) if this Agreement terminates because Arcada does not use all reasonable efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement (unless a condition set forth in Section
7.2 is not satisfied and such nonsatisfaction has not been the result of the failure of Arcada to use all reasonable efforts to consummate this Agreement in accordance with the terms of this Agreement), (ii) if Arcada terminates this Agreement for any reason other than the grounds for termination set out in Section 8.1(a), 8.1(b) or 8.1(d) or (iii) if TTA terminates this Agreement pursuant to Section 8.1(c)(ii), then Arcada shall pay to TTA on demand (and in no event more than three days after such demand) in immediately available funds, Two Hundred Thousand Dollars ($200,000.00).

          (c) Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that non-compliance with the provisions of Section 6.17(a) or Section 7.3(c) above is not the basis for any party hereto to be entitled to the break-up fee set forth in this Section 8.3.

          8.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by any party, this Agreement shall forthwith become void (other than Section 6.4(b) hereof, which shall remain in full force and effect) and, except as and to the extent provided in Section 8.2, there shall be no further liability on the part of any party or its officers or directors except for the liability of TTA under Section 6.6(b).

          8.4 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of TTA, the parties may (a) amend this Agreement (including the Plan of Merger incorporated herein),
(b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the TTA and Arcada stockholders, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement (or the Plan of Merger) that reduces the amount or changes the form of consideration to be delivered to the TTA stockholders or Arcada stockholders, respectively. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.   MISCELLANEOUS.

          9.1 EXPENSES. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses unless otherwise specified in this Agreement.

          9.2 SURVIVAL. Except for the covenants of Sections 6.13, 6.14, 6.15, 6.16 and 6.17, the respective representations and warranties, covenants and agreements set forth in this Agreement and all Disclosure Schedules shall not survive the Effective Time.

          9.3 NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by registered or certified mail (return receipt requested) or by cable, telecopier, or telex to the respective parties as follows:

          (a)  If to TTA, to:
               Touch Tone America, Inc.
               4110 North Scottsdale Road
               Scottsdale, Arizona 85251
               Attn:  Michael Canney

               With a copy to:

               John Wills, Esq.
               410 - 17th Street, Suite 1940
               Denver, Colorado 80202

               (b)  If to Arcada, to:
               Arcada Communications, Inc.
               2001 Sixth Avenue, Suite 3210
               Seattle, Washington 98121-2516
               Attn: Frank Bonadio

               With a copy to:

               Cairncross & Hempelmann
               701 Fifth Avenue, 70th Floor
               Seattle, Washington 98104
               Attn: David M. Otto

or such other address as shall be furnished in writing by any party to the others in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          9.4 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement (except for Sections 1, 6.13, 6.14, 6.15, 6.16 and 6.17, which are intended to benefit third party beneficiaries).

          9.5 ENTIRE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the final expression of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

          9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          9.7 GOVERNING LAW. This Agreement, in all respects, including all matters of construction, validity and performance, is governed by the internal laws of the state of Washington as applicable to contracts executed and delivered in Washington by citizens of such state to be performed wholly within such state without giving effect to the principles of conflicts of laws thereof. This Agreement is being delivered in Seattle, Washington.

                      [This Space Intentionally Blank]

          9.8 HEADINGS. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                   TOUCH TONE AMERICA, INC.


                                   By: /s/ MICHAEL J. CANNEY
                                      ---------------------------------
                                   Its:


                                   ARCADA COMMUNICATIONS, INC.



                                   By: /s/ FRANK BONADIO
                                      ---------------------------------
                                   Its:


                                   TOUCH TONE/ARCADA, INC.


                                   By: /s/ MICHAEL J. CANNEY
                                      ---------------------------------
                                   Its:

                  FIRST AMENDMENT TO AGREEMENT FOR MERGER


     This First Amendment dated as of November 19, 1996 to that certain Agreement for Merger dated November 13, 1996 (the "Merger Agreement"), is by and among Touch Tone America, a California corporation ("TTA"), Touch Tone/Arcada, Inc., a Washington corporation and wholly-owned subsidiary of TTA ("Newco"), and S.V.V. Sales, Inc., a Washington corporation d/b/a Arcada Communications, Inc. ("Arcada"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     TTA, Newco and Arcada hereby desire to amend certain portions of the Merger Agreement.

     In consideration of the above and the mutual covenants, terms and conditions set forth below, TTA, Newco and Arcada hereby agree as follows:

     1. AMENDMENTS TO MERGER AGREEMENT

          A. Section 1(b) of the Merger Agreement is hereby amended by adding a new Section 1(b)(iii) at the end thereof as follows:

               "(iii)    Notwithstanding the foregoing, TTA shall, at the
     written request of Arcada (the "Adjustment Notice"), reduce the number of shares of TTA Common Stock to be received in the Merger for each share of Arcada Common Stock by (a) the number of shares as specified in the Adjustment Notice ("Adjustment Shares") divided by (b) 50,000.
      At the Effective Time, TTA shall issue the Adjustment Shares to the individuals and in the amounts as specified in the Adjustment Notice; provided however, that in no event shall the aggregate Merger Consideration exceed the Merger Consideration as it exists without giving effect to this Section 1(b)(iii); and provided further that TTA shall be under no obligation to cause any shares issued pursuant to such Adjustment Notice to be registered under the 1933 Act or to otherwise to comply with the provisions of Section 1(d)(iv) hereof with respect to such shares."

          B. Section 6 of the Merger Agreement is hereby amended by adding a new Section 6.19 at the end thereof as follows:

          "6.19 LOCKUP. Arcada shall cause each of its Shareholders who receive TTA Common Stock in the Merger to covenant and agree that they shall not sell any such shares of TTA Common Stock, except in according with the following limits:

                                             TTA Common Stock Not
          Restriction Period                   Subject to Lockup
          ------------------                 --------------------

       Commencing on November 19, 1996
         (the "Lock-up Date") Until the
         six-month anniversary of the        Up to an aggregate of 250,000
         Lock-up Date                        shares

       Commencing on the six-month
         anniversary of the Lock-up Date     Up to an aggregate of 500,000
         until the one year anniversary      shares (including sales in
         of the Lock-up Date                 prior periods)

       Commencing on the one year
         anniversary of the Lock-up Date     Up to an aggregate of
         until the two year anniversary      1,000,000 shares (including
         of the Lock-up                      sales in prior periods)

       On and after the two year
         anniversary of the Lock-up Date     All shares of TTA Common Stock


          It is understood and agreed that the number of shares of TTA Common Stock exempt from the "lock-up" pursuant to the foregoing schedule shall be cumulative such that any shares not sold in one period may be sold in any subsequent period without reducing the aggregate number of shares of TTA Common Stock which may be sold in such period(s)."

          C. Section 6 of the Merger Agreement is hereby amended by adding a new Section 6.20 at the end thereof as follows:

          "6.20 ASSURANCE LETTERS. TTA shall have used its best efforts to cause each of the directors, executive officers and each of the ten
     (10) largest beneficial owners of TTA Common Stock on the date hereof to execute a letter substantially in the form of Exhibit B hereto providing for, among other things, the agreement of each such person to vote in favor of the Merger Agreement."

          D. The Merger Agreement is hereby amended by adding a new Exhibit B at the end thereof in the form attached hereto as Annex 1.

     2.  MISCELLANEOUS

          A. RATIFICATION. The parties hereto hereby ratify and approve the Merger Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Merger Agreement as amended hereby, are and remain in full force and effect.

          B. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          C. GOVERNING LAW. This Amendment, in all respects, including all matters of construction, validity and performance, is governed by the internal laws of the state of Washington as applicable to contracts executed and delivered in Washington by citizens of such state to be performed wholly within such state without giving effect to the principles of conflicts of laws thereof. This agreement is being delivered in Seattle, Washington.

     The parties hereto have executed this First Amendment as of the date first set forth above.



                                   TOUCH TONE AMERICA, INC.



                                   By: /s/  MICHAEL J. CANNEY
                                      ---------------------------------
                                   Its:


                                   S.V.V. SALES, INC.



                                   By: /s/ FRANK BONADIO
                                      ---------------------------------
                                   Its:


                                   TOUCH TONE/ARCADA, INC.



                                   By: /s/  MICHAEL J. CANNEY
                                      ---------------------------------
                                   Its:

                                  Annex 1

                                 EXHIBIT B



November __, 1996




S.V.V. Sales, Inc.
2033 6th Avenue, Suite 401
Seattle, Washington  98121

Attention:     Mr. Frank Bonadio
               President

Ladies and Gentlemen:

I have been advised by Touch Tone America, Inc. that you require certain assurances and representations in connection with the Agreement ("Touch Tone") for Merger dated November 13, 1996 (the "Merger Agreement") by and among Touch Tone, S.V.V. Sales, Inc. d/b/a Arcada Communications, Inc. ("Arcada") and Touch Tone/Arcada, Inc. ("Merger Sub"), which provides for the merger of Arcada with and into Merger Sub (the "Merger"). In connection with the Merger:

     1. I agree to vote all shares of Touch Tone Common Stock owned by me to approve and adopt the Merger at any Touch Tone shareholders' meeting, one of the purposes of which is to vote on the Merger.

     2. I further agree to vote all shares of Touch Tone Common Stock owned by me to approve and adopt the merger of Touch Tone with and into Touch Tone Washington, Inc. (the "Reincorporation Merger"), which merger will have the effect of reincorporating Touch Tone under the laws of the State of Washington, at any Touch Tone shareholders' meeting, one of the purposes of which is to vote on the Reincorporation Merger.

     3. I further agree that until the Merger is consummated or until the Merger Agreement is terminated, whichever is sooner, I will not sell or transfer any shares of Touch Tone Common Stock.

If the Merger Agreement is terminated, I will have no further obligations under this letter after the date of such termination.

[TO BE INSERTED IN LETTERS FROM TOUCH TONE OFFICERS OR DIRECTORS]It is expressly understood and acknowledged by the parties hereto that nothing contained herein is intended to restrict me from voting on any matter, or otherwise from acting, in my capacity as a director or officer of Touch Tone (as opposed to my capacity as a shareholder in which capacity my actions are restricted by this letter) with respect to any matters, including but not limited to, the general management or over-all operation of Touch Tone, or any other exercise of my fiduciary responsibilities.

I confirm that I am sophisticated in business and financial matters and have been provided with all information about Arcada which I have requested.

                                   Very truly yours,



                                   _____________________